UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 28 2016

UNI LINE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-196336	42-1777496
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609, Feng Rui Ge, Fenghu Building, Buji, Luohu,

Shenzhen, Guangdong, China

(Address of principal executive offices)

+86-755-25832840

(Registrant's telephone number, including area code)

Unit 1, Barons Court Road, London, W14 9DU, England,

United Kingdom

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On October 28, 2016, as a result of a private transaction, the control block of voting stock of Uni Line Corp. (the “Company”), represented by 6,000,000 shares of common stock (the “Shares”), has been transferred from Roman Ehlert to Chen Jun, Xiong Jian, Xiong Guili, Du Shuwen, Xiong Lianze, Deng Gang, Wang Guoping, Liu Zhongnan, Wang Yue, Ding Yebiao, Bai Xiuyuan and Du Jiahong,(collectively, the “Purchasers”) and a change of control of the Company occurred. The consideration paid for the Shares, which represent 73.98% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $228,000. The source of the cash consideration for the Shares was personal funds of the Purchasers. In connection with the transaction, Roman Ehlert released the Company from all debts owed.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on October 28, 2016, the existing director and officer resigned immediately. Accordingly, Roman Ehlert, serving as the sole director and as the only officer, ceased to be the Company’s President and Principal Accounting Officer. At the effective date of the transfer, Chen Jun consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Mr. Chen, age 38, obtained his highest degree in 2007 from Northwest University of Politics and Law in China with a Master degree in Law (Latin Legum Magister).

Subsequent to his graduation, in July 2007, Mr. Chen worked in Guangzhou Shenzhen Law Firm as Apprentice Lawyer. Guangzhou Shenzhen Law Firm was founded in 1988 and the firm's business scope covers litigation and arbitration, corporate law, financial real estate, securities investment, intellectual property, administrative law and other business. The firm has established strategic alliances with lawyers in Hong Kong, Taiwan, Dongguan, Guangzhou, Beijing, Shanghai, Wuhan and Suzhou. Mr Chen was responsible for providing assistance to lawyers and legal counsel clients to deal with legal matters and handle legal cases and prepare a variety of court documents.

After two years, in April 2009, Mr. Chen quitted and joined Guangdong Lianrui Law Firm and worked as Full Time Attorney. Guangdong Lianrui Law Firm was established in 2007 and the firm’s core areas of expertise include corporate legal practice, investment legal practice, financial and legal practice, foreign-related commercial law practice, intellectual property law business, real estate and construction engineering legal business, civil and commercial litigation and arbitration, and criminal defense. He acted as corporate counsel and was responsible for contract review and management, company internal control and compliance, handling clients’ litigation disputes, legal advice support and legal documents management and filing of legal documents and case materials.

After five years of experience, in May 2014, Mr. Chen was promoted and served as Partner Lawyer in Guangdong Lianrui Law Firm. He was responsible for providing comprehensive litigation and corporate counseling services for clients, participating the meeting of the partners, supervising the implementation of resolutions of the partners' meetings, supervising the practice activities and internal management activities of law firms and dealing with a variety of corporate law firms and other external business parties. In 2016, Mr. Chen was appointed as a President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2016

Uni Line Corp. /s/ Chen Jun By: Chen Jun Title: President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officers and directors.

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